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                                                                       EXHIBIT 5


                                  May 12, 2005


TechTeam Global, Inc.

27335 West 11 Mile Road
Southfield, MI 48034

Ladies and Gentlemen:


          I have acted as counsel for TechTeam Global, Inc., a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the sale from time to time by the selling shareholder named in the Registration Statement (the "Selling Shareholder") of up to 639,656 shares (the "Shares") of the Company's common stock, $.01 par value (the "Common Stock"), and related Preferred Stock Purchase Rights (the "Rights"), in the manner set forth in the Registration Statement. The terms of the Rights are as set forth in that certain Rights Agreement, dated as of May 6, 1997, between the Company and U.S. Stock Transfer Corporation, as Transfer Agent, as amended on August 24, 1999 and May 5, 2003 (the "Rights Agreement").



          As such counsel, I have examined: (i) the Registration Statement; (ii) the Rights Agreement; (iii) the Company's Certificate of Incorporation and Bylaws, each as amended and/or restated to date; (iv) the Certificate of Designations (the "Certificate of Designations") authorizing the issuance of up to 689,656 shares of Series A Convertible Preferred Stock, $.01 par value, of the Company ("Convertible Preferred Stock"); (v) resolutions of the Company's Board of Directors; and (vi) such other documents and records as I have deemed necessary to enable me to render this opinion. In my examination of the aforesaid documents, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted at me as certified, telecopies, photostatic or reproduced copies. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company and its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.



          In connection with the opinions expressed below, I have assumed that, at and prior to the time of the offer, sale and delivery of any of the Shares (and related Rights) pursuant to the Registration Statement, (i) the resolutions of the Company's Board of Directors have not been amended, modified or rescinded and (ii) there has not occurred any change in law materially adversely affecting the power of the Company to issue the Shares (and related Rights) upon

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TechTeam Global, Inc.
May 11, 2005


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conversion of the Convertible Preferred Stock or the validity of the Shares or
Rights. I have also assumed that the offering, sale and delivery of the Shares (and related Rights) does not and will not, at the time of such offering, sale and delivery, violate or conflict with (1) the Company's Certificate of Incorporation, as then amended or restated, (2) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is then a party or by which the Company is then bound, or (3) any law or regulation or any decree, judgment or order then applicable to the Company.



          Based upon, subject to and limited by, the foregoing, I am of the opinion that:



               (1) The shares of Common Stock (and related Rights) covered by the Registration Statement are or, when issued by the Company to the Selling Shareholder pursuant to the conversion of shares of Convertible Preferred Stock in accordance with the terms and conditions of the Certificate of Designations and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable; and



               (2) when issued in accordance with the Rights Agreement, the Rights related to the Shares will be valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether enforceability is considered in a proceeding at law or in equity).



          I am an attorney-at-law admitted to practice in the State of Michigan. I do not express any opinion as to the laws of any jurisdiction other than the laws of the United States, the corporate laws of the State of Michigan and the General Corporation Law of the State of Delaware (the "DGCL"), including the statutory provisions and all applicable provisions of the Constitution of the State of Delaware, and reported judicial decisions interpreting the DGCL, and I do not express any opinion as to the effect of any other laws on the opinion stated herein. My opinion is rendered only with respect to the laws that are currently in effect. I assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. I express no opinion as to compliance with any state securities laws, including the securities laws of the State of Delaware or Michigan, or as to federal or state laws regarding fraudulent transfers. This opinion has been prepared solely for your use in connection with the filing of the Prospectus that forms a part of the Registration Statement, and should not be quoted in whole or in part or otherwise referred to, nor should it otherwise be filed with or furnished to, any governmental agency or other person or entity, without my express prior written consent.



          The opinion set forth in (2) above is limited to the valid issuance of said Rights under the corporation laws of the State of Delaware. I do not express any opinion herein with respect to any other aspect of said Rights, the effect of the equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the Rights or the enforceability of any particular provisions of the Rights Agreement.



          I consent to the use of this opinion as an exhibit to Amendment No. 1 to the Registration Statement. In giving my consent, I do not admit that I am an "expert" within the

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TechTeam Global, Inc.
May 11, 2005


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meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                   Very truly yours,



                                   /s/ Michael A. Sosin
                                   ---------------------------------------------
                                   Michael A. Sosin
                                   Vice President, General Counsel and Secretary